Exhibit 10.1

Execution Version

THIRD AMENDMENT TO AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (this “Amendment”) dated as of December 4, 2023 by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”; together with PREIT and PREIT-RUBIN, each individually, a “Borrower” and collectively, the “Borrower”), each of the Lenders party hereto and WILMINGTON SAVINGS FUND SOCIETY, FSB, as administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the financial institutions from time to time party thereto as Lenders and the Administrative Agent, are parties to that certain Amended and Restated First Lien Credit Agreement, dated as of December 10, 2020 (as amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 among Wells Fargo Bank, National Association, as resigning administrative agent, the Administrative Agent, as the successor administrative agent, the Borrower and the lenders party thereto, that certain First Amendment to Amended and Restated First Lien Credit Agreement, dated as of May 12, 2023 and that Second Amendment to Amended and Restated First Lien Credit Agreement, dated as of September 27, 2023, and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” as amended by this Agreement, the “Amended Credit Agreement);

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Amendment; and

WHEREAS, the parties hereto are willing to amend the Existing Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement referred to below. Section 1.2 of the Amended Credit Agreement is incorporated herein by reference, mutatis mutandis.

Section 2. Revolver Loans. Effective as of the Third Amendment Effective Date (as defined in Section 4 below):

(a) The Revolving Lenders party hereto, constituting Super Majority Revolving Lenders, hereby consent to the use of cash of the Loan Parties, including proceeds of Revolving Loans, in an amount not to exceed $15,000,000, in the aggregate during the Revolving Term, (any such borrowing, a “Cherry Hill Borrowing”) to be used to make payments on property level Indebtedness secured by a mortgage on Cherry Hill Mall, notwithstanding the terms of the Credit Agreement, but subject to payment of the Specified Payment (as defined below) in respect of any Cherry Hill Borrowing.

(b) The Revolving Lenders party hereto, constituting Super Majority Revolving Lenders, hereby consent to the use of proceeds of Revolving Loans in an amount not to exceed $15,000,000, in the aggregate during the Revolving Term, (a “RX Expense Borrowing”) to be used to pay the Specified Restructuring Expenses, notwithstanding the terms of the Credit Agreement, but subject to payment of the Specified Payment (as defined below) in respect of RX Expense Borrowing.

(c) “Specified Restructuring Expenses” means (x) the fees and expense of Paul Hastings LLP, as counsel to certain Lenders, Houlihan Lokey, as advisor to certain Lenders, and Young Conaway Stargatt & Taylor, as counsel to certain Lenders, and (y) the fees and expenses of counsel and advisors to the Loan Parties and the Administrative Agent.

(d) On the date on which an RX Expense Borrowing or a Cherry Hill Borrowing are advanced to the Borrowers, the Borrowers shall pay to the Administrative Agent, for the account of each Revolving Lender, a payment (the “Specified Payment”) equal to 1.50% of the aggregate principal amount of such RX Expense Borrowing or a Cherry Hill Borrowing so borrowed. Each Specified Payment shall be earned, due and payable in immediately available funds on the date of the borrowing of such RX Expense Borrowing or Cherry Hill Borrowing, and may be netted from the proceeds thereof. Once paid, each Specified Payment shall be non-refundable.

Section 3. Springfield Sale Proceeds. The Lenders party hereto, constituting Super Majority Lenders, hereby waive all mandatory prepayment requirements under the Existing Credit Agreement, including Section 2.10(b) of Existing Credit Agreement solely with respect to an Asset Disposition of a Parcel located at Springfield Town Center pursuant to the terms of the Purchase and Sale Agreement between PR Springfield Town Center LLC, as seller and Hanover R.S. Limited Partnership, as buyer, dated February 25, 2020, as amended (the “Springfield Sale”) and agree that any failure to make a mandatory prepayment, including any failure to comply with Section 2.10(b) of Existing Credit Agreement, with respect to the Asset Disposition in connection with the Springfield Sale shall not constitute a Default or Event of Default; provided, however, that the Net Cash Proceeds therefrom shall be used to pay Specified Restructuring Expenses and for general corporate purposes.

Section 4. Conditions to Amendment Effective Date. The amendments and waivers contemplated by Section 2 and 3 of this Amendment shall become effective on the date (the “Third Amendment Effective Date”) on which the following conditions are satisfied:

(a) Execution and Delivery. The Administrative Agent (or its counsel) shall have received counterparts of this Amendment from the Lenders that, at a minimum, collectively represent the Super Majority Lenders, Super Majority Revolving Lenders and the Borrowers.

(b) Expenses. The Administrative Agent shall have received reimbursement of all costs and expenses (including legal counsel fees and expenses) required to be reimbursed by the Borrower pursuant to the Existing Credit Agreement.

Section 5. Representations and Warranties of the Credit Parties. Each Borrower party hereto, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

(a) the execution, delivery and performance of this Amendment by such Borrower has been duly authorized by all necessary corporate or other organizational action;

(b) no Default or Event of Default has occurred or is continuing; and

(c) each of the representations and warranties of the Borrower and each other Loan Party contained in Article VII of the Amended Credit Agreement and each other Loan Document are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of the Third Amendment Effective Date to the same extent as though made on and as of the date hereof, except to such extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of such earlier date.

Section 6. Credit Agreement Unaffected; Course of Dealing. Each reference to the Existing Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Existing Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Loan Documents shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document. For the avoidance of doubt, the waivers described herein shall each be a one-time waiver, and shall not establish a course of dealing with respect to future amendments, consents or waiver.

Section 7. Counterparts; Integration; Effectiveness.

(a) This Amendment may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Delivery of an executed counterpart via facsimile, portable document format (“PDF”) or electronic mail shall constitute delivery of an original. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in this Amendment or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart. The parties hereto hereby consent to the use of electronic signatures and records in connection with this Amendment.

(b) This Amendment, together with the Existing Credit Agreement and the other Loan Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall be binding upon and inure to the benefit of the Borrower, each other Borrower party hereto, the Administrative Agent, the Issuer, each Lender and their respective successors and assigns.

Section 8. Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. The jurisdiction and waiver of right to trial by jury provisions in Section 12.5 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

Section 9. Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 10. Headings. Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 11. Post-Third Amendment Effective Date. No later than one (1) Business Day following the Third Amendment Effective Date, the Borrower and the Administrative Agent shall file a UCC-1 financing statement with respect to PREIT-Rubin, Inc. and PR Exton LLC.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

PREIT ASSOCIATES, L.P.,
a Delaware limited partnership

By:	Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust its general partner

	By:	/s/ Andrew Ioannou
	Name:	Andrew Ioannou
	Title:	Executive Vice President, Finance & Acquisitions and Treasurer

PREIT-RUBIN, INC.,
a Pennsylvania corporation

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST,
a Pennsylvania business trust

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signature Page to Third Amendment to Amended and Restated First Lien Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Administrative Agent

By:	/s/ Lizbet Hinojosa
Name: Lizbet Hinojosa
Title: Vice President

[Signature Page to Third Amendment to Amended and Restated First Lien Credit Agreement]

(Required Lender Signature Pages on File with the Administrative Agent)